                                                                   Exhibit 99.17
                                CORECOMM LIMITED

                                     PROXY

             SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                 SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                   , 2000 AT
                                LOCAL TIME AT                .

     The undersigned hereby appoints George S. Blumenthal, J. Barclay Knapp and Richard J. Lubasch, and each of them, with full power of substitution, proxies to represent the undersigned at the special meeting of stockholders of CoreComm
Limited to be held                , 2000 and at any adjournments or
postponements thereof and thereat to vote all of the shares of stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, as follows. The Board of Directors recommends that you vote FOR the following proposals:

     1. To approve the domestication merger proposal to make CoreComm a domestic U.S. company and to approve and adopt the related domestication merger agreement.

            [ ]   FOR           [ ]   AGAINST           [ ]   ABSTAIN

     2. To approve and adopt the merger agreement among CoreComm, Voyager.net, Inc. and other parties, under which Voyager.net, Inc. will become a wholly-owned subsidiary of CoreComm, once it is domesticated (or its successor), and common stock of CoreComm, once it is domesticated (or its successor), will be issued in addition to a cash payment to the current stockholders of Voyager.net, Inc.

            [ ]   FOR           [ ]   AGAINST           [ ]   ABSTAIN

     3. If the domestication merger proposal is approved, to approve and adopt the merger agreement among CoreComm, ATX Telecommunications Services, Inc. and other parties.

            [ ]   FOR           [ ]   AGAINST           [ ]   ABSTAIN

     4. To approve the proposal to increase the authorized share capital of CoreComm to 200 million common shares and 5 million preferred shares.

            [ ]   FOR           [ ]   AGAINST           [ ]   ABSTAIN

     5. In their discretion to act upon such other business as may properly come before the meeting and any adjournments or postponements of the meeting.

THE BOARD OF DIRECTORS OF CORECOMM LIMITED RECOMMENDS A VOTE FOR THE APPROVAL OF
                                 EACH PROPOSAL.

     The proxy holders will vote the shares represented by this proxy in the manner indicated on the reverse side hereof. Unless a contrary direction is indicated, the proxy holders will vote FOR approval of each of the stated proposals and at the discretion of the proxy holders as to any other matter related to the proposals that may properly come before the first part of the special meeting.

     The undersigned hereby acknowledges notification of the special meeting and
receipt of the proxy statement dated                   2000, relating to the
special meeting.

                                          --------------------------------------
                                                        Signature

                                          --------------------------------------
                                                        Signature

                                          Dated                   , 2000
                                          In case of joint owners, each joint
                                          owner must sign, if signing for a
                                          corporation or partnership or as
                                          agent, attorney or fiduciary, indicate
                                          the capacity in which you are signing.

             PLEASE MARK, DATE, AND SIGN YOUR NAME AS IT APPEARS ON
                 THIS CARD AND RETURN IN THE ENCLOSED ENVELOPE.